U.S. SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                          POST-EFFECTIVE AMENDMENT NO.1
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Innocent, Inc.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

             NEVADA                      5140                    Pending
          -------------          ----------------------      ----------------
          (State or other          Standard Industrial         IRS Employer
           jurisdiction of           Classification            Identification
           incorporation or             Number
           organization)

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755 Baywood Drive,2nd Floor
Petaluma, CA 94954
Ph:  (707) 658-4650
Fax: (707) 658-4649
-----------------------------------------
(Address and Telephone Number Of
Registrant's Principal Executive Offices)
--------------------------------------------------------------------------------

Vera Barinova
President, and Chief Executive Officer
755 Baywood Drive,2nd Floor
Petaluma, CA 94954
Ph:  (707) 658-4650
Fax: (707) 658-4649
(Name, Address and Telephone Number
Of Principal Executive Offices and
Agent for Service)
--------------------------------------------------------------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Large Accelerated Filer [ ] Accelerated Filer [ ] Non-Accelerated Filer [ ] Smaller reporting Company [ ] (Do not check if a smaller reporting company)

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                                EXPLANATORY NOTE

Innocent, Inc. filed a registration statement (File No. 333-150061) with the Securities and Exchange Commission (the "SEC") on April 3, 2008, registering 3,000,000 shares of common stock. The Registration Statement was declared effective on April 9, 2008. This Post-Effective Amendment No. 1 is filed to update cover page only of the Form S-1 with the registrant's contact phone and fax numbers, name and contact information of an agent for service and to remove the reference to "copies of communications to Diane J.Harrison, Esq. of Harrison Law, P.A."


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Innocent, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, California, on June 16, 2008.

                                           INNOCENT, INC.

Date: June 16, 2008                        By:       /s/ Vera Barinova
                                           ---------------------------------
                                           Name:     Vera Barinova
                                           Title:    Chief Executive Officer

Date: June 16, 2008                        By:       /s/ Aleksandr Kryukov
                                           ---------------------------------
                                           Name:     Aleksandr Kryukov
                                           Title:    Chief Financial Officer